Computation of Primary and Fully Diluted Net Income (Loss) Per Share




                                                           For the three months                      For the twelve months
                                                            ended December 31                          ended December 31
                                                           1996           1995                        1996            1995


Average shares outstanding                               9,086,542          8,913,175                9,018,166           8,860,065

Add shares assuming exercise of options reduced by the
 number of shares which
 could have been purchased with the proceeds from
 exercise of such options                                      837              8,129                    5,792              15,295
                                                       -----------          ---------              -----------         -----------

Average shares and equivalents
 outstanding, primary                                    9,087,379          8,921,304                9,023,958           8,875,360
                                                       ===========          =========              ===========        ============

Average shares outstanding                               9,086,542          8,913,175                9,018,166           8,860,065

Add shares giving effect to
 the conversion of the
 convertible subordinated
 debentures                                              2,824,505          2,824,859                2,824,771           2,824,859

Add shares giving effect to the
 conversion of the convertible
 preferred stock                                         2,564,100          2,564,100                2,564,100           2,564,100

Add shares assuming exercise of options reduced by the
 number of shares which
 could have been purchased with the proceeds from
 exercise of such options                                    2,890              8,129                    6,864              15,480
                                                      ------------          ---------              -----------         -----------

Average shares and equivalents
 outstanding, assuming full
 dilution                                               14,478,037          14,310,263              14,413,901          14,264,504
                                                      ============          ==========             ===========         ===========

Primary Earnings

 Net income (loss)                                    $  2,334,000        $(17,729,000)           $  1,060,000         $(15,725,000)

 Preferred dividends                                    (1,125,000)         (1,125,000)             (4,500,000)         ( 4,500,000)
                                                       -----------          ----------              ----------           ----------

 Earnings (loss) on Common                            $  1,209,000        $(18,854,000)           $ (3,440,000)        $(20,225,000)
                                                       ===========         ===========             ===========          ===========


Primary earnings (loss) per share

 Net income (loss)                                    $       .13         $      (2.11)           $       (.38)        $      (2.28)
                                                       ===========          ==========              ===========         ===========



                                                                     Exhibit 11



      Computation of Primary and Fully Diluted Net Income (Loss) Per Share



                                                         For the three months                        For the twelve months
                                                          ended December 31                            ended December 31
                                                          1996          1995                          1996          1995


Fully Diluted Earnings
 Earnings (loss) on Common                            $1,209       $(18,854,000)             $(3,440,000)        $(20,225,000)

Add convertible subordinated
 debenture interest, net of taxes                        (1)                 (1)                       (1)                  (1)

Add convertible preferred
 dividends                                               (1)                 (1)                       (1)                  (1)
                                                       ---------     -----------               -----------          -------

Earnings (loss) on Common                             $1,209,000   $(18,854,000)             $(3,440,000)        $(20,225,000)
                                                       =========    ===========               ==========          ===========

Fully diluted earnings (loss)
 per share

Earning (loss) on Common                              $   (2)           $    (2)                  $    (2)            $    (2)
                                                       =========         =======             ==========          =======




(1) The assumed conversion of the Registrant's Convertible Subordinated Debentures and Convertible Preferred Stock for the three months and twelve months ended December 31, 1996 and 1995 would have an anti-dilutive effect for the computation of earnings per share; therefore conversion has not been assumed for these periods.

(2) Fully diluted net income per share for the three months and twelve months ended December 31, 1996 and 1995 are not presented as effects are anti-dilutive.


                                                                        Page 127